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                                                                 EX-99.B9-applic

JACKSON NATIONAL CAPITAL MANAGEMENT FUNDS                           [JNCMF LOGO]

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                              ACCOUNT APPLICATION
Instructions: Please read the prospectus, and choose the Jackson National Capital Management Funds (JNCMF) portfolio that fits your investment objective. Complete this application (please print), and mail to Jackson National Financial Services, Inc. (JNFSI), P.O. Box 25127, Lansing, MI 48909-9979, THE FUND, or give this application and check to an authorized investment dealer having a sales agreement with JNFSI. Checks must be drawn on U.S. banks in U.S. dollars. Cash not accepted. (Separate application is available for IRAs and other retirement plans.)

SECTION I
INDIVIDUAL OWNER

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First Name                                            Middle Initial                     Last Name

SECTION II
JOINT OWNER

For Joint Application, use both individual and Joint Owner lines.

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First Name                                            Middle Initial                     Last Name
Registration will be Joint Tenancy with Rights of Survivorship unless otherwise indicated here:
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SECTION III
GIFTS/TRANSFERS
TO MINOR
(Only one permitted per account)
                                                                                                                as custodian for
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Custodian's First Name                         Middle Initial                            Last Name

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Minor's First Name                             Middle Initial                            Last Name                 Name of State

SECTION IV
TRUST
                                                                                                                as Trustee(s) for
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Name of Trustee(s)

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Name of Trust                                                                            Trust Date

SECTION V ENTITY

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Name of Entity
Type of Entity:  / /  Sole Proprietorship    / /  Corporation    / /  Partnership    / /  Other (specify)
                                                                                                         -----------------------

------------------------------------------   -----------------------------------------   ---------------------------------------
Authorized Individual (Title)                Authorized Individual (Title)               Authorized Individual (Title)

SECTION VI
ADDRESS AND
TAX INFORMATION

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Address (number & street)                            City                                       State                ZIP

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Mailing Address (if different from above)            City                                       State                ZIP
(    )                                               (    )
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Daytime Phone Number                                 Evening Phone Number

Social Security or Tax Identification Number Required                             Birth Date      /     /         Age
                                                     ---------------------------            ------ ----- ------      -----------
(Joint account use first Owner's Social Security number; Gifts/Transfers to Minor use minor's Social Security number.)
Is owner a U.S. citizen?  / /  Yes  / /  No   If no, name country of residence
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SECTION VII
FUND SECTION

Please list beside each FUND being purchased the AMOUNT OF INITIAL INVESTMENT submitted with this application. Minimum investment is
$1,000 per FUND.

                                                        INITIAL              AMIP*
                                                      INVESTMENT             AMOUNT

            Jackson National Money Market (250)      $                   $
                                                      ----------          -----------
            Jackson National Tax-Exempt  (252)       $                   $
                                                      ----------          -----------
            Jackson National Income (253)            $                   $
                                                      ----------          -----------
            Jackson National Growth (254)            $                   $
                                                      ----------          -----------
            Jackson National Total Return (255)      $                   $
                                                      ----------          -----------
              TOTAL INVESTMENT AMOUNT                $                   $
                                                      ----------          -----------

SECTION VIII
*AUTOMATIC MONTHLY
INVESTMENT PLAN
(AMIP)
(Must complete this section for AMIP and/or telephone redemptions by wire or ACH)


     / / The OWNER authorizes THE TRANSFER AGENT, INVESTORS FIDUCIARY TRUST COMPANY (IFTC) to draw funds from the following checking account to purchase additional shares or make an initial purchase of JNCMF shares, provided the minimum purchase requirements will be met within a one-year period. The minimum monthly AMIP investment amount is $50 for each FUND selected. The investment will be drawn on the / /  5th or / /  20th of each month. Please attach a voided check or deposit slip for the bank account to be debited, and list the information below. (Please verify wiring instructions for any credit union or savings bank.)

                                                                                         USE FOR WIRING INSTRUCTIONS IF NECESSARY
NAME OF BANK ACCOUNT                                         BANK ACCOUNT NUMBER                            BANK ACCOUNT NUMBER

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NAME OF BANK                 BANK ADDRESS                    ABA/ROUTING NUMBER                             ABA/ROUTING NUMBER

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SECTION IX
RIGHT OF
ACCUMULATION
(Use Section XIX if necessary.)
/ / List any existing JNCMF accounts, other than the MONEY MARKET FUND, that qualify for the reduced sales charge as outlined in the prospectus.

                    ACCOUNT#                                    NAME                               RELATIONSHIP TO OWNER

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SECTION X
LETTER OF INTENT

/ / Although not obligated to do so, in order to receive a reduced sales charge, I/we intend to invest, over a 13-month period from the date of the original purchase of shares, in one or more of the above FUNDS (other than the MONEY MARKET FUND), in an aggregate amount at least equal to:
     / /  $100,000   / / $200,000   / / $500,000   / / $1,000,000   / / $5,000,000
The OWNER understands and agrees to the following provisions:
     -  The first purchase under the letter must be 5% or more of the intended investment amount.
     -  Shares equal to 5% of the intended investment amount will be held in escrow, pending completion of the intended investment amount.
     -  If the intended investment amount is not completed within 13 months, IFTC, on behalf of the FUND, is authorized to redeem a sufficient amount of the escrowed shares to pay any difference between the lower sales charge and the sales charge on the actual purchase, unless the OWNER pays this difference directly to IFTC within 20 days after payment is requested.
     -  The OWNER may include the value (at the maximum offering price) of any shares of the Funds (other than the MONEY MARKET
        FUND), held of record as of the initial purchase date as an "Accumulation Credit" toward the completion of the LETTER OF
        INTENT, but no price adjustment will be made on such shares. Use RIGHT OF ACCUMULATION space to list existing JNCMF accounts.

SECTION XI
DISTRIBUTION OPTIONS

Dividends and Capital Gains will be reinvested into additional shares of the same FUND unless checked below:
/ / Reinvest capital gains and pay   / / Pay dividends and capital gains in cash.   / / Distributions from a fund are automatically
    dividends in cash.                                                                  invested into another fund.

    Must complete this Section to automatically invest             FROM FUND AND ACCOUNT NUMBER         TO FUND AND ACCOUNT NUMBER
    distributions from a JNCMF fund to another JNCMF fund.
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SECTION XII
SYSTEMATIC
EXCHANGE

/ / This option allows the OWNER to automatically transfer dollar amounts between JNCMF accounts. The OWNER authorizes IFTC to redeem shares of the JNCMF account (the FROM account), and invest into shares of the JNCMF account indicated (the TO account).
    The OWNER on both accounts must be identical. The minimum initial account balance of the FROM account for fund shares being exchanged is $10,000, and the minimum monthly exchange amount is $100.
    Frequency:      / /  Monthly     / /  Quarterly     / /  Semiannually     / /  Annually

      FROM FUND AND ACCOUNT NUMBER                TO FUND AND ACCOUNT NUMBER                   AMOUNT OF EXCHANGE ($100 minimum)

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SECTION XIII
CHECK-WRITING PRIVILEGES

/ /  The OWNER requests a signature card to implement check-writing privileges. (MONEY MARKET FUND ONLY. Minimum check amount $250.)

SECTION XIV
TELEPHONE REDEMPTIONS

The maximum allowable redemption amount is $50,000. The OWNER wishes to redeem shares by telephone and have the proceeds mailed to the OWNER and address of record. This privilege is automatically established on the account unless the following item is checked:
/ /  I/WE DO NOT WANT TELEPHONE REDEMPTION PRIVILEGES.

SECTION XV
TELEPHONE REDEMPTIONS
(Sent by wire or ACH)

/ /  The OWNER authorizes IFTC to honor the request believed to be authentic to redeem shares by wire or automated clearing house
(ACH) redemption to the Financial Institution indicated in the Automatic Monthly Investment Plan (AMIP) section VIII. The minimum amount for wire transfer is $2,500. The OWNER is responsible for all wire or ACH and institutional charges. Corporations must contact IFTC for additional procedures after the account is established.

SECTION XVI
AUTOMATIC WITHDRAWAL

/ /  The OWNER authorizes IFTC to redeem shares of the OWNER's JNCMF account as instructed below. Must own $5,000 or more of the
Fund's shares at the offering price (NAV plus sales charge) and request a dollar amount of $100 or more. Redemptions may be made by
ACH.

WITHDRAW FROM FUND:
                                        ---------------------      ----------------------
AMOUNT OF WITHDRAWAL:                 $                          $
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Frequency:   / /  Monthly    / / Quarterly    / / Semiannually    / / Annually
Payee if different than owner:             Name of Payee:
                                                          -------------------------------
                                                 Address:
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SECTION XVII
SIGNATURES AND CERTIFICATION

I/We have received the current prospectus and agree to the terms and conditions contained therein. I/We acknowledge that this account will automatically have Exchange Privilege capability within JNCMF. I/We represent that I/we are of legal age.
The undersigned OWNER certifies, under penalties of perjury, that 1) the tax identification number shown on this application is correct and 2) the OWNER is NOT subject to backup withholding because a) OWNER is exempt from backup withholding, or b) OWNER has not been notified by the Internal Revenue Service (IRS) that OWNER is subject to backup withholding as a result of a failure to report all interest or dividend income on OWNER'S tax return, or the IRS has provided notification that the OWNER is no longer subject to backup withholding.

**PLEASE NOTE: If you have been notified by the IRS that you are currently subject to backup withholding, you must cross out item
(2) above & check here.                   / /

OWNER has delivered a check with this application, which shall not be considered payment or acceptance hereunder unless actually honored upon presentation in the normal course of business.

ALL OWNERS
MUST SIGN

SIGNATURE OF OWNER (or custodian, trustee, corporate officer, partner)(Sign using legal capacity.)          DATE

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CO-OWNER (if applicable)                                                                                    DATE

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SECTION XVIII
DEALER USE ONLY

DEALER NAME (as on selling group agreement)              DEALER #     ADDRESS                               DEALER TELEPHONE #

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REGISTERED
REPRESENTATIVE

RR NAME (print)                                          RR SIGNATURE                                  RR #        BRANCH #

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DEALER
AUTHORIZATION

SIGNATURE                                                DATE                        TITLE

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SECTION XIX
ADDITIONAL INFORMATION
(Use when additional space is
needed to complete Application.)



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